Exhibit 10.1

Executed Version

The Charles Schwab Corporation

COMMON STOCK, PAR VALUE $0.01 PER SHARE

REPURCHASE AGREEMENT

February 9, 2025

TD Group US Holdings LLC

Repurchase Agreement

February 9, 2025

TD GROUP US HOLDINGS LLC

Ladies and Gentlemen:

Introductory. The Charles Schwab Corporation, a Delaware corporation (the “Company”), proposes to repurchase from TD Group US Holdings LLC (the “Seller”) on the Closing Date (as defined below) the Shares (as defined below).

Each of the Company and the Seller understands that, subject to market and other conditions and in the sole discretion of the Seller, the Seller intends to sell shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), in an underwritten public offering registered with the Securities and Exchange Commission (“Offering”).

The Company hereby confirms its agreements with the Seller as follows:

Section 1. Purchase, Sale and Delivery of the Shares.

(a) The Shares. Upon the terms and subject to the conditions set forth herein, the Company agrees to repurchase from the Seller, and the Seller agrees to sell to the Company, a number of whole shares of the Company’s nonvoting common stock, par value $0.01 per share, equal to the quotient of (x) $1,500,000,000 (the “Purchase Price”) divided by (y) the price per share at which the shares of Common Stock are sold to the public in the Offering, less the underwriting discount per share, and rounded down for any fraction of a share (the “Shares”).

(b) The Closing Date. Payment of the Purchase Price shall be made to the Seller against delivery of the Shares for the account of the Company at 10:00 a.m., New York City time on the closing date of the Offering, or at such other time and on such other date as the Company and the Seller shall mutually agree (the time and date of such payment are hereinafter referred to as the “Closing Date.”)

(c) Payment for the Shares. Payment of the Purchase Price shall be made on the Closing Date by wire transfer of immediately available funds to the order of the Seller.

(d) Delivery of the Shares. The Shares shall be delivered to the Company on the Closing Date for the account of the Company.

Section 2. Condition to Closing. The obligations of the Seller to deliver the Shares and the Company to repurchase the Shares and pay the Purchase Price, in each case as provided herein on the Closing Date, shall be subject to consummation of the Offering in accordance with the terms and conditions of the applicable underwriting agreement entered into in connection therewith.

Section 3. Automatic Termination. If the condition specified in Section 2 is not satisfied on or prior to 5:00 p.m., New York City time, on February 14, 2025, this Agreement will automatically terminate unless the parties mutually agree otherwise, which automatic termination shall be without liability on the part of any party to any other party, except that 7 shall at all times be effective and shall survive such automatic termination.

Section 4. Notices. All communications hereunder shall be in writing, shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication and shall be directed to the parties hereto as follows:

If to the Seller:

TD Group US Holdings LLC

2035 Limestone Rd

Wilmington, Delaware 19808

Attention: Mark R. Chauvin, Chair and Chief Executive Officer

Email: Mark.Chauvin@td.com

With a copy (which shall not constitute notice) to:

TD Group US Holdings LLC

1 Vanderbilt Avenue

New York New York 10017

Attention: Cynthia Adams, General Counsel

Email: Cynthia.Adams@td.com

If to the Company:

The Charles Schwab Corporation

3000 Schwab Way

Westlake, Texas 76262

(817) 859-5000

Attention: Michael Verdeschi, Managing Director and Chief Financial Officer

Email: Mike.Verdeschi@schwab.com

Either party hereto may change the address for receipt of communications by giving written notice to the other.

Section 5. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Shares as such from the Company merely by reason of such purchase.

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Section 6. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 7. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE.

Section 8. General Provisions. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, and signature pages may be delivered by facsimile, electronic mail (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transaction Act, the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

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If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

THE CHARLES SCHWAB
CORPORATION

By:	/s/ Michael Verdeschi
Name: Michael Verdeschi
Title: Managing Director and Chief Financial Officer

[Signature Page to Repurchase Agreement]

The foregoing Repurchase Agreement is hereby confirmed and accepted by the Seller as of the date first above written.

TD GROUP US HOLDINGS LLC

By:	/s/ Mark R. Chauvin
Name: Mark R. Chauvin
Title: President and Chief Executive Officer

[Signature Page to Repurchase Agreement]